EXHIBIT 21


                                NITAR TECH CORP.
                             LISTING OF SUBSIDIARIES




o        LABTECH SYSTEMS INC.               100% wholly owned subsidiary
         3950 Worthview Place
         Mississauga  Ontario  L5N 6S7
         CANADA